FORM 8-A

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Precision Auto Care, Inc.
             (Exact name of Registrant as specified in its charter)

               Virginia                                      54-1847851
(State of incorporation or organization)                  (I.R.S. Employer
                                                        Identification No.)

         748 Miller Drive, S.E., Leesburg, Virginia              20175
         (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered           each class is to be registered

             None                                None

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

         Securities Act registration statement file number to which this form relates: 333-34439 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 Par Value
                                (Title of class)

ITEM 1.           Description of Registrant's Securities to be Registered

                  For the description of the Registrant's Common Stock, $.01 par value (the "Common Stock"), the section titled "Description of Capital Stock" in the Prospectus included as part of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-34439) as filed August 27, 1997, and thereafter amended, (the "Registration Statement"), is hereby incorporated by reference. This Registration Statement shall be deemed to incorporate by reference the description of the Common Stock contained in any prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933.

ITEM 2.           Exhibits

Exhibit No.       Description                                       Page
-----------       -----------                                       ----
     1            The section titled "Description of
                  Capital Stock" of the Preliminary
                  Prospectus included as part of the
                  Registration Statement which is
                  incorporated by reference in this Form
                  8-A.

     2 The charter and by-laws of the Registrant filed as Exhibits 3.1 and 3.2 to the Registration Statement, respectively, are hereby incorporated by reference.

     3 The specimen of Common Stock certificate of the Registrant filed as Exhibit 4.1 to the Registration Statement is hereby incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        PRECISION AUTO CARE, INC.

                                        By: /s/ John F. Ripley
                                            __________________________________
                                            John F. Ripley
                                            President, Chief Executive Officer
                                              and Director

DATE:  NOVEMBER 3, 1997